EXHIBIT (1)(1)(v)
                                                               -----------------


                           OFFER TO PURCHASE FOR CASH
                     ALL OF THE OUTSTANDING ORDINARY SHARES
                                       AND
                           AMERICAN DEPOSITARY SHARES
  (EACH AMERICAN DEPOSITARY SHARE REPRESENTING ONE HALF OF ONE ORDINARY SHARE)
                                       OF
                                 ANTENNA TV S.A.
                        PURSUANT TO THE OFFER TO PURCHASE
                             DATED NOVEMBER 25, 2002
                                       BY
                           HOLNEST INVESTMENTS LIMITED
                           GLOBECAST HOLDINGS LIMITED
                        ALTAVISTA GLOBAL HOLDINGSLIMITED
                        PRAXIS GLOBAL INVESTMENT LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 3, 2003, UNLESS THE OFFER IS EXTENDED.

                                November 25, 2002

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 25, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by Holnest Investments Limited, Globecast Holdings Limited, Altavista Global Holdings Limited, Praxis Global Investment Limited (collectively, the "Offerors"), each a corporation incorporated under the laws of the Republic of Ireland, to purchase all of the issued and outstanding American Depository Shares (the "ADSs") of Antenna TV S.A. (the "Company"), a company organized under the laws of Greece, that they or their affiliates do not already own, at a price of $1.20 per ADS, net to the seller in cash, without interest thereon (the "ADS Offer Price"), on the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Any Holders who desire to tender ADSs and whose certificates evidencing such ADSs (the "Certificates") are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such ADSs by following the procedures for guaranteed delivery set forth in "The Offer--Procedures For Tendering ADSs and Ordinary Shares" in the Offer to Purchase.

WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF ADSS HELD FOR YOUR ACCOUNT. A TENDER OF SUCH ADSS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSS HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all ADSs held by us for your account pursuant to the terms and conditions set forth in the Offer. Please note the following:

1. The ADS Price is $1.20 per ADS, net to the seller in cash, without interest thereon, as set forth in the "Introduction" to the Offer to Purchase.

2. The Offer is conditioned on, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of ADSs and Ordinary Shares which when added to the ADSs and Ordinary Shares the beneficially owned by the Offerors or their affiliates, will constitute more than 95% of the total number of outstanding Ordinary Shares and ADSs (directly or in the form of ADSs) prior to the expiration of the Offer. See "The Offer--Terms of the Offer" and "The Offer--Conditions of the Offer" in the Offer to Purchase.

3.       The Offer is being made for all of the issued and fully paid ADSs.

4. Holders of ADSs ("Holders") who tender ADSs pursuant to the Offer whose ADSs are registered in their own name and who tender directly to The Bank of New York, (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of ADSs pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See "The Offer--Certain U.S. Federal Tax Consequences" in the Offer to Purchase and Instruction 9 in the Letter of Transmittal.

5. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on January 3, 2003, unless the Offer is extended. See "The
Offer--Withdrawal Rights" in the Offer to Purchase.

6. The Independent Committee of the Board of Directors of the Company has endorsed the Offer subject to obtaining an opinion of an independent investment adviser that the Offer was fair to holders of Ordinary Shares and ADSs other than the Offerors and their affiliates, which opinion was obtained.

7. Notwithstanding any other provision of the Offer, payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates or, if such ADSs are held in book-entry form, timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such ADSs into the Depositary's account at The Depository Trust Company, such Certificates or a Book-Entry Confirmation, if available, with respect to such Certificates (unless the Offeror elects, in its sole discretion, to make payment for the ADSs pending receipt of such Certificates or a Book-Entry Confirmation, if available, with respect to such Certificates),
(ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section "The Offer--Procedures for Tendering Ordinary Shares and ADSs" in the Offer to Purchase)), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates for ADSs or Book-Entry Confirmations with respect to ADSs are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE ADS OFFER PRICE TO BE PAID BY THE OFFERORS, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

The Offerors are not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Offerors become aware of any valid state statute prohibiting the making of the Offer or the acceptance of ADSs pursuant thereto, the Offerors will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Offerors cannot comply with any such state statute, the Offer will not be made to (and tenders will not be accepted from or on behalf of) Holders in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offerors by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING ORDINARY SHARES
                                       AND
                           AMERICAN DEPOSITARY SHARES
  (EACH AMERICAN DEPOSITARY SHARE REPRESENTING ONE HALF OF ONE ORDINARY SHARE)
                                       OF
                                 ANTENNA TV S.A.
                        PURSUANT TO THE OFFER TO PURCHASE
                             DATED NOVEMBER 25, 2002
                                       BY
                           HOLNEST INVESTMENTS LIMITED
                           GLOBECAST HOLDINGS LIMITED
                        ALTAVISTA GLOBAL HOLDINGS LIMITED
                        PRAXIS GLOBAL INVESTMENTS LIMITED

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated November 25, 2002, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Holnest Investments Limited, Globecast Holdings Limited, Altavista Global Holdings Limited, Praxis Global Investments Limited (collectively, the "Offerors"), each a corporation incorporated pursuant to the laws of the Republic of Ireland, to purchase all of issued and outstanding American Depository Shares ("ADSs"), and any further ADSs which are issued and fully paid before the date and time on which the Offer expires, of Antenna TV S.A. (the "Company"), a company organized under the laws of Greece, at a price of $1.20 per ADS, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

By executing this document I/we hereby instruct you to tender to the Offerors the number of ADSs indicated below (or if no number is indicated below, all ADSs) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of ADSs to be Tendered*: ________________________________________________

* Unless otherwise indicated, it will be assumed that all of your ADSs held by us for your account are to be tendered.

Date: _________________________________________________________________________
                                    SIGN HERE

Signature(s):___________________________________________________________________

Print Name(s): _________________________________________________________________

Print Address(es):______________________________________________________________

Area Code and Telephone Number(s): _____________________________________________

Taxpayer Identification or Social Security Number(s): __________________________